Exhibit 10.1

HOUSTON WIRE & CABLE COMPANY
NONEMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

Section 1.                Introduction.

Houston Wire & Cable Company hereby establishes the Houston Wire & Cable Company Nonemployee Directors’ Deferred Compensation Plan for members of its Board of Directors who are not employees of the Company or a Subsidiary. The Plan is effective December 11, 2017, provided that no election pursuant to Section 4 shall be effective prior to January 1, 2018.

Section 2.                Definitions.

2.1             “Account” or “Stock Unit Account” means the Account established for a Participant as described in Section 5.

2.2              “Board” means the Board of Directors of the Company.

2.3              “Board Fees” means the annual retainers payable to a Nonemployee Director for his service on the Board, including service as Chairman or as a chair of a Board Committee.

2.4              “Change in Control” has the meaning set forth in Section 6.5.

2.5              “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6              “Committee” means the Compensation Committee of the Board of Directors.

2.7              “Common Stock” means the Company’s common stock, $.001 par value per share.

2.8              “Company” means Houston Wire & Cable Company, a Delaware corporation.

2.9              “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.10            “Fair Market Value” means, as of any date, the consolidated closing bid price of a share of Common Stock on The NASDAQ Stock Market for the preceding trading day, or if there is no consolidated closing bid price on such date, the last previous trading day on which a consolidated closing bid price was reported.

2.11           “Nonemployee Director” means a member of the Board who is not an employee of the Company or a Subsidiary.

2.12           “Participant” means a Nonemployee Director who has elected to participate in the Plan as described in Section 3.

2.13            “Plan” means the Houston Wire & Cable Company Nonemployee Directors’ Deferred Compensation Plan.

2.14            “Plan Administrator” means the employee or employees designated by the Committee to administer the Plan as described in Section 7.

2.15            “Plan Year” means the calendar year.

2.16            “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

Section 3.                Plan Participation.

Each Nonemployee Director may become a Participant under the Plan by filing the written election form described in Section 4 with the Plan Administrator with respect to any Board Fees payable to the Nonemployee Director.

Section 4.                Deferral Election.

4.1              Board Fees. For each Plan Year, each Participant may elect to defer receipt of all or a portion of the Board Fees payable to him for such Plan Year until the date elected by the Participant and to have the cash value of such Board Fees credited to the Stock Unit Account established for him under the Plan and converted to Stock Units pursuant to Section 5. If a Participant does not make a deferral election with respect to his Board Fees, the Participant will receive quarterly payment of the Board Fees in cash.

4.2              Election of Time of Payment. Each Participant may elect the time of distribution of his Stock Unit Account.

4.3              Election Form.

(a)                The elections described above with respect to Board Fees for a Plan Year shall be set forth in writing on an election form provided by the Plan Administrator and shall be delivered to the Plan Administrator prior to the first day of such Plan Year. Except as provided in subsection (b) below, an initial election form shall become irrevocable on December 31 of the Plan Year in which it is delivered to the Plan Administrator and shall only apply to Board Fees earned by a Participant after the end of such Plan Year. An election form shall continue in effect until revoked by a Participant by notice delivered to the Plan Administrator no later than the last day of the Plan Year immediately preceding the first day of the Plan Year for which the election is to become effective. If an election form is not in effect for a Nonemployee Director for a Plan Year, he shall be deemed to have elected not to defer receipt of his Board Fees.

(b)               Notwithstanding Section 4.3(a), an election made by a Participant in the Plan Year in which he first becomes eligible to participate in the Plan may be made pursuant to an election form delivered to the Plan Administrator within 30 days after the date on which the Participant first becomes eligible to participate, and such election form shall be effective with respect to all or a portion of the Board Fees earned from and after the date such election form is delivered to the Plan Administrator. Such Participant shall not be considered first eligible if, on the date he becomes a Participant, he participates in any other nonqualified account balance plan maintained by the Company or an affiliate that is subject to Code Section 409A.

Section 5.                Stock Unit Account.

5.1              Credit of Stock Units. A Participant’s Board Fees deferred pursuant to Section 4 shall be credited as a dollar amount to the Participant’s Stock Unit Account as of the date on which each payment of such Board Fees otherwise would have been paid and shall be converted as of such date into Stock Units equivalent to Common Stock. Such conversion shall be determined by dividing the dollar amount of the Board Fees payable on such date by the Fair Market Value of a share of Common Stock on such payment date. The number of whole Stock Units so determined shall be credited to the Participant’s Stock Unit Account. Any cash remaining in the Participant’s Stock Unit Account after such conversion, together with other subsequent credits of deferred Board Fees thereto and credits thereto pursuant to Section 5.2, shall be converted into Stock Units on the next conversion date.

5.2              Dividends. Additional credits shall be made to a Participant’s Stock Unit Account in dollar amounts equal to the cash dividends (or the fair market value of dividends paid in property other than Common Stock) that the Participant would have received had he been the owner on each record date of a number of shares of Common Stock equal to the number of Stock Units in his Stock Unit Account on such date. In the case of a dividend in Common Stock or a Common Stock split, additional credits will be made to a Participant’s Stock Unit Account of a number of Stock Units equal to the number of full shares of Common Stock that the Participant would have received had he been the owner on each record date of a number of shares of Common Stock equal to the number of Stock Units in his Stock Unit Account on such date. Any cash dividends (or dividends paid in property other than Common Stock) shall be converted into Stock Units at the next quarterly conversion date applicable to the Board Fees as set forth in Section 5.1.

5.3              Maintenance of Account. Each Participant’s Stock Unit Account shall be maintained on the books of the Company until full payment of the balance thereof has been made to the Participant (or the beneficiaries of a deceased Participant). No funds shall be set aside or earmarked for the Stock Unit Accounts, which shall be purely a bookkeeping device.

Section 6.                Distribution of Account.

6.1              Time of Distribution. The Participant’s Account shall be paid to him (or to his beneficiaries in the event of his death) at the time previously designated in the Participant’s election form. If a Participant does not make a timely election with respect to the time of payment, the portion of the Participant’s Account that is not subject to an election shall be paid on the January 31 next following the date the Participant’s service on the Board terminates for any reason.

6.2              Form of Distribution. A certificate representing a number of shares of Common Stock equal to the number of Stock Units in the Participant’s Stock Unit Account to be distributed in shares, registered in the name of the Participant (or his beneficiaries), and any remaining cash in the Stock Unit Account, shall be distributed to the Participant (or his beneficiaries).

 6.3             Beneficiary Designation. If a Participant’s service on the Board shall terminate by reason of his death, or if he shall die after becoming entitled to distribution hereunder, but prior to receipt of his entire distribution, Common Stock then distributable hereunder with respect to him shall be distributed to such beneficiary or beneficiaries as such Participant shall have designated by an instrument in writing last filed with the Plan Administrator prior to his death, or in the absence of such designation or of any living beneficiary, to his spouse, or if not then living, to his then living descendants, per stirpes, or if none is then living, to the personal representative of his estate, in the same manner as would have been distributed to the Participant had he continued to live.

6.4              Change in Time of Payment. Notwithstanding Section 6.1, a Participant may elect to change the time of payment with respect to any portion of his Account by filing a new election form with the Plan Administrator.  The new election shall supersede the prior election (or default election) governing the time of payment, provided that the election form is filed with the Plan Administrator at least 12 months prior to the date any amounts are to be distributed, the notice may not take effect for 12 months after the Plan Administrator’s receipt of the election form, and the payment of such amount does not occur or commence until a date that is at least five years later than the date the payment(s) would otherwise have been made or begun.

6.5              Change in Control.

(a)                Notwithstanding any other provisions of the Plan, the entire balance of each Participant’s Account shall be distributed to the Participant within ten days after the date a Change in Control occurs. Distribution of each Participant’s Account shall be made in shares of Common Stock as described in Section 6.2 or, if the Common Stock shall have been converted into another form of consideration, in the form of the consideration received by other stockholders in connection with the Change in Control transaction.

(b)               For purposes of this Section 6.5, a Change in Control shall mean the occurrence of any of the following events:

(i)                any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity (other than the Company or a trustee or other fiduciary holding securities under an employee benefit plan of the Company), or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

(ii)              the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other legal person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(iii)             the Company sells all or substantially all of its business and/or assets to another corporation or other legal person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or person or its parent entity entitled to vote generally in the election of directors (or persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors; or

(iv)             during any period of two consecutive years or less (not including any period prior to the approval of the Plan by the Board), individuals who at the beginning of such period constituted the Board (and any new directors, whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was so approved) cease for any reason to constitute a majority of the Board.

Section 7.                Administration of the Plan.

7.1              Plan Administration. The Committee shall appoint one or more employees of the Company to act as the Plan Administrator. The Plan Administrator shall be responsible for the general operation and administration of the Plan, and shall have such powers as are necessary to discharge his duties under the Plan, including, without limitation, the following:

(a)                to construe and interpret the Plan, to decide all questions of eligibility, to determine the amount, manner and time of payment of any benefits hereunder, to prescribe rules and procedures to be followed by Participants and their beneficiaries under the Plan, and otherwise to carry out the purposes of the Plan; and

(b)               to appoint or employ individuals to assist in the administration of the Plan and any other agents deemed advisable.

The decisions of the Plan Administrator shall be binding and conclusive upon all Participants, beneficiaries and other persons.

Section 8.                Amendment or Termination.

8.1              Authority. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution or such later date as the resolution may expressly state; provided that no amendment or termination of the Plan shall (a) directly or indirectly deprive any current or former Participant or his beneficiaries of all or any portion of such Participant’s Account as determined as of the effective date of such amendment or termination, or (b) directly or indirectly reduce the balance of any Account held hereunder as of the effective date of such amendment or termination.

8.2              Distributions on Termination. Upon termination of the Plan, each Participant’s Account shall be distributed in accordance with Section 6, unless otherwise permitted by regulations issued under Code Section 409A. No additional deferred Board Fees shall be credited to the Accounts of Participants after termination of the Plan, but the Company shall continue to maintain the Accounts pursuant to Section 5 until the balances of such Accounts have been fully distributed to Participants or their beneficiaries.

Section 9.                General Provisions.

9.1              Unfunded Plan. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The right of a Participant or his beneficiary to receive a benefit hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a beneficiary shall have any rights in or against any specific assets of the Company. All amounts credited to Accounts shall constitute general assets of the Company. Nothing contained in the Plan shall constitute a guaranty by the Company, the Committee, the Plan Administrator, or any other person or entity, that the assets of the Company will be sufficient to pay any benefit hereunder.

9.2              Common Stock. Shares of Common Stock distributed under the Plan may be new issue shares, treasury shares or shares purchased by the Company on the open market. The Company shall reserve such number of shares of Common Stock as may be issuable under the Plan.

9.3              Non-Transferability. No interest of any person or entity in, or right to receive a distribution under, the Plan, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

9.4              Governing Law. The Plan shall be construed and administered under the laws of the State of Delaware, except to the extent preempted by federal law.

 9.5             Incapacitation of Participant. If any person entitled to a payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution that is contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Committee, the Plan Administrator and the Plan therefor.

9.6             Plan Following Corporate Transaction. The Plan shall be continued, following a transfer or sale of assets of the Company, or following the merger or consolidation of the Company into or with any other corporation or entity, by the transferee, purchaser or successor entity, unless the Plan has been terminated by the Company pursuant to the provisions of Section 8 prior to the effective date of such transaction.

9.7             No Liability to Participants. Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Committee, any Plan Administrator or any individual acting as an employee or agent of the Company, the Committee or the Plan Administrator, shall be liable to any Participant, former Participant, beneficiary or other person for any claim, loss, liability or expense incurred by such Participant, former Participant, beneficiary or other person in connection with the Plan.

9.8             Equitable Adjustment of Stock Units. The aggregate number of Stock Units that may be issuable under the Plan and the number of Stock Units in each Stock Unit Account shall all be appropriately adjusted as the Committee may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, spin-off, stock distribution or combination of shares or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 9.8 shall be made in the sole discretion of the Committee, and its decisions shall be binding and conclusive.

9.9             Tax Savings Clause. Notwithstanding anything to the contrary contained in the Plan, (a) if the Internal Revenue Service prevails in a claim by it that amounts credited to a Participant’s Account, and/or earnings thereon, constitute taxable income to the Participant or his beneficiary for any taxable year of his prior to the taxable year in which such credits and/or earnings are distributed to him or such beneficiary or (b) legal counsel satisfactory to the Company and the applicable Participant or his beneficiary renders an opinion that the Internal Revenue Service would likely prevail in such a claim, such Participant’s Account, to the extent constituting taxable income pursuant to Code Section 409A and guidance and regulations thereunder, shall be immediately distributed to the Participant or his beneficiary. For purposes of this Section 9.9, the Internal Revenue Service shall be deemed to have prevailed in a claim if such claim is upheld by. a court of final jurisdiction, or if the Company, or a Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Internal Revenue Service appeals authority or to a court of higher jurisdiction, within the appropriate time period.

9.10          Notices. Any notice under the Plan shall be in writing, or by electronic means, and shall be received when actually delivered, or mailed postage paid as first class U.S. Mail. Notices shall be directed to the Company at its principal business office at 10201 North Loop East, Houston, TX 77029, to a Nonemployee Director at the address stated in his election form, and to a beneficiary entitled to benefits at the address stated in the Participant’s beneficiary designation, or to such other addresses any party may specify by notice to the other parties.

9.11           Interpretation. References to the masculine gender also include the feminine and neutral genders, and vice versa. All references in this Plan to designated “Sections” or other subdivisions are to the designated Sections and other subdivisions of this Plan.